Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use on Form 10-SB of our report included herein dated December 2, 2006, relating to the financial statements of Wilon Resources, Inc., and to the reference to our firm under the caption “ Experts” in this General Form for Registration of Securities of Small Business Issuers, Form 10-SB.

/s/ Drakeford & Drakeford, LLC
Drakeford & Drakeford,LLC
Certified Public Accountants
January 12, 2007